Exhibit 8.1

[Goodwin Procter LLP Letterhead]

November 12, 2008

Boston Properties, Inc.

Boston Properties Limited Partnership

The Prudential Center

800 Boylston Street, Suite 1900

Boston, MA 02199-8103

Ladies and Gentlemen:

This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) debt securities (the “BXP Debt Securities”) of Boston Properties, Inc., a Delaware corporation (the “Company”), (ii) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (iii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) rights to purchase shares of Series E Junior Participating Cumulative Preferred Stock, which are attached to all shares of Common Stock issued (the “Preferred Stock Purchase Rights”), (vi) stock purchase contracts of the Company (“Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, shares of Common Stock, Preferred Stock or Depositary Shares at a future date or dates, (vii) debt securities (the “OP Debt Securities”) of Boston Properties Limited Partnership, a Delaware limited partnership and the subsidiary through which the Company owns substantially all its properties and assets and conducts its business (the “Operating Partnership), (viii) guarantees by the Company of OP Debt Securities (the “BXP Guarantees”), and (ix) guarantees by the Operating Partnership of BXP Debt Securities (the “BPLP Guarantees”, and together with the BXP Guarantees, the “Guarantees”). The BXP Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Preferred Stock Purchase Rights, Stock Purchase Contracts, OP Debt Securities and Guarantees are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to BXP Debt Securities, OP Debt Securities or Guarantees) or in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares or Warrants), provided that the Registration Statement limits the aggregate amount of Securities that can be offered to a maximum of $2,000,000,000. Common Stock, Preferred Stock or Depositary Shares may be issuable

Boston Properties, Inc.

Boston Properties Limited Partnership

November 12, 2008

upon conversion of BXP Debt Securities or in exchange for OP Debt Securities, upon conversion of shares of Preferred Stock or upon exercise of Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. This opinion relates to the Company’s qualification for federal income tax purposes as a real estate investment trust (a “REIT”) within the meaning of sections 856-860 of the Internal Revenue Code of 1986, as amended (the “Code”) and the accuracy of the statements set forth under the heading “United States Federal Income Tax Considerations” contained in the Registration Statement.

In rendering the following opinions, we have examined the Amended and Restated Certificate of Incorporation and Bylaws of the Company, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, the Forty-Seventh Amendment to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, the Registration Statement, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have relied upon representations and covenants of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations and covenants contained in a letter dated as of the date hereof (the “Officer’s Certificate”)), principally relating to the Company’s organization and operations. We assume that each such representation is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company will be operated in accordance with applicable non-tax laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have further assumed that during its short 1997 taxable year ending December 31, 1997 and subsequent taxable years, the Company has operated and will operate in such a manner

Boston Properties, Inc.

Boston Properties Limited Partnership

November 12, 2008

that has made and will make the representations and covenants contained in the Officer’s Certificate true, complete and correct for all such years, and that the Company and its subsidiaries will not make any amendments to its organizational documents after the date of this opinion that would affect the Company’s qualification as a real estate investment trust for any taxable year. For purposes of our opinion, we have made no independent investigation or verification of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, or the Registration Statement.

The discussion and conclusion set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretation thereof, in each case as currently exist and all of which are subject to change, and the opinions below are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations set forth in the Officer’s Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we are of the opinion that:

(1) Commencing with the Company’s initial taxable year ended December 31, 1997 and through the date hereof, the Company has been and is organized in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and its method of operation has enabled and will enable it to meet the requirements for qualification as a “real estate investment trust” under the Code, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for such qualification, and

(2) The statements in the Registration Statement under the caption “United States Federal Income Tax Considerations” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by us and are correct in all material respects, as of the date hereof.

Boston Properties, Inc.

Boston Properties Limited Partnership

November 12, 2008

The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company’s ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. We will not verify compliance with all of those requirements, and it is possible that the Company’s actual results may not in fact satisfy such requirements.

The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the filings described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the transactions to be materially and adversely different from that described above. This opinion may be relied on solely by you in connection with the filing, and may not be relied upon by any other person or for any other purpose without our prior written consent. This opinion speaks only as of the date hereof, and we undertake no obligation to update this opinion or to notify any person of any changes in facts, circumstances or applicable law (including without limitations our subsequent discovery of any facts that are inconsistent with the Officer’s Certificate).

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

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Boston Properties, Inc.

Boston Properties Limited Partnership

November 12, 2008

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP